EXHIBIT 99.1

LIFECORE REPORTS FISCAL 2003 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS.

CHASKA, MN. August 12, 2003 — LIFECORE BIOMEDICAL, INC. (Nasdaq:LCBM) today reported revenue of $11,374,000 for the fourth quarter ended June 30, 2003, a decrease of three percent when compared to $11,722,000 recorded for the fourth quarter of a year ago. For the year ended June 30, 2003, annual revenue increased nine percent to a record high $42,441,000 in comparison to $38,794,000 recorded for fiscal 2002.

     A loss of $568,000, or $0.04 per share, was recorded for the fourth quarter compared to a loss of $48,000, or $0.00 per share, for the same period of a year ago. The Company recorded a loss for fiscal year 2003 of $355,000, or $0.03 per share, compared to a loss of $4,717,000, or $0.37 per share, for fiscal 2002. The market withdrawal of GYNECARE INTERGEL Adhesion Prevention Solution (“INTERGEL Solution”) by GYNECARE, a division of ETHICON, INC., a Johnson & Johnson Company, resulted in reduced gynecologic sales, increased unused hyaluronan manufacturing capacity charges, and increased regulatory consulting expenses. All of these factors contributed to the loss for the quarter and the fiscal year.

     Lifecore continued to show positive cash flow for the annual fiscal period. Cash and cash equivalents increased 67% over fiscal 2002 to $4,211,000. The Company expects to continue to demonstrate positive cash flow from operations in fiscal 2004.

Hyaluronan Division

     Hyaluronan Division fourth quarter revenue decreased 20 percent to $4,003,000 when compared to $4,974,000 for fourth quarter of 2002. Annual revenue for the Division increased three percent to a record $15,659,000 when compared to $15,244,000 for fiscal year 2002. The quarterly revenue decrease was due to reduced gynecologic sales of INTERGEL Solution. Higher annual revenue resulted from increased ophthalmic and orthopedic hyaluronan sales, partially offset by reduced sales of INTERGEL Solution. Annual sales of ophthalmic hyaluronan to Alcon, Inc. represented 16% of total Company sales.

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Lifecore 2003 Financial Results — Page 2

Oral Restorative Division

     Oral Restorative Division fourth quarter revenue increased nine percent to a record $7,371,000, when compared to $6,748,000 for the same period of a year ago. Annual revenue for the Division increased 14 percent to a record $26,782,000 in comparison to $23,550,000 for 2002. The revenue increases established domestic and international sales records and were spread across all geographical regions.

Fiscal Year 2004

     Lifecore expects revenue improvement during the year-over-year quarterly, six-month, and annual comparisons between 2003 and 2004. Visibility for quarterly comparisons is made difficult by the fact that several of the Company’s largest customers purchase hyaluronan products on an irregular basis and that INTERGEL Solution has been withdrawn from the market. Therefore, sequential quarterly revenue may not always exceed the performance of the preceding quarter. The first quarter financial results are expected to show a loss of approximately seven to eleven cents per share. Second quarter financial results are expected to range from a loss of three cents per share to a profit of one cent per share. Those anticipated losses continue to be primarily the result of the market withdrawal of INTERGEL Solution, which contributes to unused manufacturing capacity charges and increased regulatory consulting expenses.

Cautionary Statement

     The statements set forth above regarding Lifecore’s anticipated revenue, earnings, and cash position are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Certain factors may affect whether these anticipated results occur, including the timing of purchases from certain large customers, regulatory developments, and determinations by Lifecore and GYNECARE regarding if and when INTERGEL Solution might return to the market. Any forward-looking statements provided

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Lifecore 2003 Financial Results — Page 3

from time to time represent only management’s then-best current estimate of future results or trends. Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s SEC filings, including but not limited to, its report on Form 10-K for the fiscal period ended June 30, 2002.

     Lifecore Biomedical develops, manufactures, and markets biomaterials and medical devices for various surgical markets.

     To access today’s press release conference call select the HOME menu option at the top of the webpage at www.lifecore.com and select WEBCASTS from the pull-down menu. Select the desired web cast and follow the listed instructions for participation. A replay of the web cast will be available on the same WEBCASTS page at the website until September 11, 2003. To select the archived replay, select AUDIO ARCHIVES from the INVESTOR INFO & RESEARCH TOOLS menu at the right side of the screen.

     Lifecore news and general information are available through its website at http://www.lifecore.com, by electronic mail at info@Lifecore.com, or by telephone at 952.368.4300. CONTACT:

     Jim Bracke, President and CEO
     Dennis J. Allingham, E.V.P. and CFO
     Colleen M. Olson, V.P. Corporate Administrative Operations

GYNECARE INTERGEL Adhesion Prevention Solution, GYNECARE, and ETHICON are registered trademarks of ETHICON, INC.

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Lifecore Biomedical, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Net sales	$11,374,000	$11,722,000	$42,441,000	$38,794,000
Cost of goods sold	5,892,000	6,205,000	20,379,000	22,116,000

Gross profit	5,482,000	5,517,000	22,062,000	16,678,000
Operating expenses
Research and development	1,209,000	1,045,000	4,067,000	4,865,000
Marketing and sales	3,294,000	2,862,000	12,353,000	10,775,000
General and administrative	1,435,000	1,468,000	5,543,000	5,034,000

	5,938,000	5,375,000	21,963,000	20,674,000

Operating income (loss)	(456,000)	142,000	99,000	(3,996,000)
Other income (expense)
Interest income	11,000	20,000	49,000	72,000
Interest expense	(166,000)	(172,000)	(757,000)	(743,000)
Other	43,000	(38,000)	254,000	(50,000)

	(112,000)	(190,000)	(454,000)	(721,000)

Net loss	$(568,000)	$(48,000)	$(355,000)	$(4,717,000)

Net loss per share
Basic	$(0.04)	$(0.00)	$(0.03)	$(0.37)

Diluted	$(0.04)	$(0.00)	$(0.03)	$(0.37)

Weighted average shares outstanding
Basic	12,885,417	12,854,643	12,881,863	12,802,354

Diluted	12,885,417	12,854,643	12,881,863	12,802,354

Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	June 30,
	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,211,000	$2,528,000
Accounts receivable	7,795,000	7,882,000
Inventories	9,728,000	11,810,000
Prepaid expense	766,000	997,000

Total current assets	22,500,000	23,217,000
PROPERTY, PLANT AND EQUIPMENT, NET	24,912,000	26,794,000
LONG-TERM INVENTORY	4,639,000	3,316,000
OTHER ASSETS	6,301,000	6,769,000

	$58,352,000	$60,096,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$3,989,000	$5,434,000
Long-term obligations	5,969,000	6,114,000
Shareholders’ equity	48,394,000	48,548,000

	$58,352,000	$60,096,000

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Lifecore Biomedical, Inc.
Divisional Statements of Operations
Three Months Ended June 30,
(Unaudited)

	Hyaluronate Division		Oral Restorative Division		Consolidated

	2003	2002	2003	2002	2003	2002

Net sales	$4,003,000	$4,974,000	$7,371,000	$6,748,000	$11,374,000	$11,722,000
Cost of goods sold	3,055,000	3,264,000	2,837,000	2,941,000	5,892,000	6,205,000

Gross profit	948,000	1,710,000	4,534,000	3,807,000	5,482,000	5,517,000
Operating expenses
Research and development	994,000	816,000	215,000	229,000	1,209,000	1,045,000
Marketing and sales	147,000	76,000	3,147,000	2,786,000	3,294,000	2,862,000
General and administrative	506,000	538,000	929,000	930,000	1,435,000	1,468,000

	1,647,000	1,430,000	4,291,000	3,945,000	5,938,000	5,375,000

Operating income (loss)	$(699,000)	$280,000	$243,000	$(138,000)	$(456,000)	$142,000

Lifecore Biomedical, Inc.
Divisional Statements of Operations
Twelve Months Ended June 30,
(Unaudited)

	Hyaluronate Division		Oral Restorative Division		Consolidated

	2003	2002	2003	2002	2003	2002

Net sales	$15,659,000	$15,244,000	$26,782,000	$23,550,000	$42,441,000	$38,794,000
Cost of goods sold	9,762,000	12,165,000	10,617,000	9,951,000	20,379,000	22,116,000

Gross profit	5,897,000	3,079,000	16,165,000	13,599,000	22,062,000	16,678,000
Operating expenses
Research and development	3,165,000	3,948,000	902,000	917,000	4,067,000	4,865,000
Marketing and sales	664,000	259,000	11,689,000	10,516,000	12,353,000	10,775,000
General and administrative	2,035,000	1,831,000	3,508,000	3,203,000	5,543,000	5,034,000

	5,864,000	6,038,000	16,099,000	14,636,000	21,963,000	20,674,000

Operating income (loss)	$33,000	$(2,959,000)	$66,000	$(1,037,000)	$99,000	$(3,996,000)

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